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                                                                    EXHIBIT 99.4

                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT, dated as of March 28, 2003 (this "Agreement"), is by and between Farallon Capital Management, LLC, a Delaware limited liability company (the "Seller") and Mission Resources Corporation, a Delaware corporation (the "Purchaser"). (Each of the Seller and the Purchaser is a "Party", and together are the "Parties").

     WHEREAS, pursuant to that certain Indenture, dated as of May 29, 2001 (the "Indenture"), among the Purchaser, the subsidiary guarantors identified therein and The Bank of New York, as trustee (the "Trustee"), the Purchaser issued $225,000,0000 aggregate principal amount of its 10-7/8% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes");

     WHEREAS, the Seller is the beneficial holder of $97,574,000 aggregate principal amount of the Senior Subordinated Notes (the "Notes"); and

     WHEREAS, the Purchaser desires to repurchase from the Seller, and the Seller desires to sell to the Purchaser, the Notes upon the terms and subject to the conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

                                   ARTICLE 1

                            DEFINITIONS, USAGE, ETC.

     SECTION 1.1 Defined Terms. As used in this Agreement, the terms below have the following meanings:

     "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

     "Applicable Laws" means, with respect to any Person, any Law applicable to such Person or its business, properties or assets.

     "Amended Credit Facility" has the meaning assigned to such term in Section 7.1(a).

     "Authorization" means any franchise, permit, license, authorization, order, certificate, registration or other consent or approval granted by any Court or Governmental Authority.

     "Court" means any court established and functioning under any federal or state laws.

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     "Credit Facility" means that certain Credit Facility, dated as of May 16,
2001, among the Purchaser, as the borrower, The Chase Manhattan Bank, as administrative agent, BNP Paribas, as syndication agent, First Union National Bank and Fleet National Bank, as co-documentation agents, and the lenders signatory thereto, as amended.

     "Default" has the meaning assigned to such term in the Amended Credit Facility.

     "Existing Credit Facility" has the meaning assigned to such term in the recitals.

     "Governmental Authority" means any federal, state or local government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

     "Indenture" has the meaning assigned to such term in the recitals.

     "Laws" means all applicable state and federal laws, statutes and ordinances including all applicable decisions of courts having the effect of law in any such jurisdiction.

     "Lenders" means the lenders under the Amended Credit Agreement.

     "Letter Agreement" means that certain letter agreement between the Purchaser and the Seller dated as March 4, 2003, as amended.

     "Liens" means any mortgage, deed of trust, lien, pledge, charge, claim, security interest, restrictive covenant or easement or encumbrance of ay kind, whether or not filed, recorded or otherwise perfected under Applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Loan Documents" has the meaning assigned to such term in the Amended Credit Facility.

     "Notes" has the meaning assigned to such term in the recitals.

     "Party" or "Parties" has the meaning assigned to such term in the recitals.

     "Person" means any corporation, limited liability company, joint venture, partnership, individual, limited partnership, trust or other business entity, or any Governmental Authority.

     "Purchase Price" has the meaning assigned to such term in Section 2.1.

     "Purchaser" has the meaning assigned to such term in the recitals.

     "Representative" means any officer, director, employee, partner, trustee, attorney, accountant, advisor, agent or other representative of any Person.

     "Seller" has the meaning assigned to such term in the recitals.

     "Senior Subordinated Notes" has the meaning assigned to such term in the recitals.

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     "Subsidiary" or "subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture, limited partnership or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests or
(iii) the capital or profit interests in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

     "Tax" means any federal, state, county, local, foreign and other income, profits, gains, net worth, sales and use, ad valorem, gross receipts, business and occupation, license, premium, windfall profits, environmental (including taxes under Section 59A of the Tax Code), estimated, stamp, custom duties, property (real or personal), franchise, capital stock, excise, transfer, registration, value added, alternative or add-on minimum, payroll, employees, severance, withholding, disability, social security (or similar), unemployment or other tax, of any kind whatsoever, including any penalty, addition to tax and interest on the foregoing, whether disputed or not.

     "Tax Code" means the Internal Revenue Code of 1986, as amended.

     "Transfer Tax" means any federal, state, county, local, foreign and other sales, use, transfer, conveyance, gross receipts, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto, but such term shall not include any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

     "Trustee" has the meaning assigned to such term in the recitals.

     SECTION 1.2 Usage of Terms. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa.

     SECTION 1.3 References to Articles and Sections. All references in this Agreement to Articles and Sections (and other subdivisions) refer to the corresponding Articles and Sections (and other subdivisions) of to this Agreement, unless the context expressly, or by necessary implication, otherwise requires.

                                    ARTICLE 2

                PURCHASE AND SALE OF THE NOTES AND CONSIDERATION

     SECTION 2.1 Sale and Purchase of the Notes. On the terms and subject to the conditions contained in this Agreement, (a) the Seller is selling, conveying, transferring and assigning to the Purchaser, and the Purchaser is acquiring from the Seller, the Notes and (b) the Purchaser is paying to the Seller for the sale, conveyance, transfer and assignment of the Notes an aggregate amount equal to $76,934,049.81 (the "Purchase Price").

     SECTION 2.2 Taxes. The Purchaser shall be responsible for the payment when due of any Transfer Taxes imposed by reason of the transfer of the Notes pursuant to this Agreement and any deficiency, interest or penalty with respect to such Transfer Taxes unless such Transfer Taxes

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are specifically levied on the Seller (in which case, the Purchaser shall promptly reimburse the Seller therefor). The Purchaser shall file all necessary Tax Returns and other documentation with respect to any Transfer Taxes, and, if required by Applicable Law, the Seller will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation and will cooperate with the Purchaser to take such commercially reasonable actions as will minimize or reduce the amount of such Taxes.

                                    ARTICLE 3

                                     CLOSING

     The closing of the transactions contemplated by this Agreement is taking place at 10:00 a.m. local time at the offices of Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, Texas 77002.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Purchaser as follows:

     SECTION 4.1 Power and Authority; Authorization; Binding Effect. The Seller has all necessary power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.2 Ownership of the Notes. The Seller holds all of the legal, beneficial and defensible title to the Notes, free and clear of any all Liens. Upon the transfer of the Notes hereunder to the Purchaser, the Purchaser will hold all of the legal, beneficial and defensible title to the Notes, free and clear of all Liens.

     SECTION 4.3 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other Person is required to be made or obtained by the Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for consents, approvals, filings and similar requirements, the failure of which to be obtained or made would not reasonably be expected to, individually or in the aggregate, prevent the Seller from performing under this Agreement in all material respects.

     SECTION 4.4 Compliance with Applicable Law; No Conflicts. The execution, delivery and performance by the Seller of this Agreement, the sale of the Notes and the consummation of the other transactions contemplated hereby (a) will not violate any Applicable Law, or any order or decree of any court or governmental instrumentality applicable to the Seller, any of the Seller's Subsidiaries or any of their property; and (b) will not conflict with or result in the breach or

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termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Seller or any of its Subsidiaries is a party or by which the Seller, any of its Subsidiaries or any of their property is bound.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller as follows:

     SECTION 5.1 Power and Authority; Authorization; Binding Effect. The Purchaser has all necessary power and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.2 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other Person is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for consents, approvals, filings and similar requirements, the failure of which to be obtained or made would not reasonably be expected to, individually or in the aggregate, prevent the Purchaser from performing under this Agreement in all material respects

     SECTION 5.3 Compliance with Applicable Law; No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement, the repurchase of the Notes and the consummation of the other transactions contemplated hereby (a) will not violate any Applicable Law, or any order or decree of any court or governmental instrumentality applicable to the Purchaser, any of the Purchaser's Subsidiaries or any of their property and (b) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser, any of its Subsidiaries or any of their property is bound.

                                    Article 6

                                    COVENANTS

   SECTION 6.1 Appropriate Action; Consents; Filings. The Purchaser shall use commercially reasonable efforts (a) to obtain from any Governmental Authorities or Courts any Authorizations required to be obtained by the Purchaser in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions

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contemplated hereby and (b) to make all necessary filings, and thereafter to make any other required submissions, with respect to this Agreement and the transactions contemplated hereby required under any Applicable Laws.

     SECTION 6.2 Receipt of Notices. Each Party shall give prompt written notice to the other Party of the receipt of any written notice or other written communication (a) from any Governmental Authority or Court in connection with the transactions contemplated hereby and (b) from any Person regarding the initiation or threat of initiation of any claims, actions, suits, proceedings, arbitrations or investigations against, relating to or involving or otherwise affecting the Seller or the Purchaser that relate to the consummation of the transactions contemplated hereby.

     SECTION 6.3 Confidentiality. The obligations of the Purchaser with respect to confidentiality set forth in Sections 5(a) and 6 of the Letter Agreement are incorporated into this Agreement; provided that the Purchaser may disclose the terms of this Agreement in a press release announcing the closing of the transaction contemplated hereby, which press release will be approved by the Seller (such approval not to be unreasonably withheld or delayed), and in the Purchaser's filings with the Securities and Exchange Commission as required by law. Except as set forth in this Section 6.3, the Letter Agreement is hereby terminated and the Seller and the Purchaser are released in full from their obligations thereunder.

     SECTION 6.4 Delivery of the Notes. Subject to the satisfaction of the conditions set forth in Article 7, the Seller shall use its commercially reasonable efforts to promptly deliver the Notes to the Purchaser.

                                   ARTICLE 7

                              CONDITIONS PRECEDENT

     SECTION 7.1 Conditions to the Seller's Obligations. The obligations of the Seller under this Agreement are subject to the prior or concurrent satisfaction of the following conditions precedent:

        (a) the Purchaser and the Lenders shall have executed and delivered an amendment and restatement of the Credit Facility (the "Amended Credit Facility") and each of the Loan Documents;

        (b) the Purchaser shall have paid the Purchase Price to the Seller by wire transfer to the following account: Chase Manhattan Bank, New York; ABA No. 021000021; Acct. Name: Goldman Sachs & Co., New York; Acct. No. 930-1-011483;

        (c) each of the representations and warranties made by the Purchaser herein shall be true and correct on and as of such date as if made on and as of such date;

        (d) no Default or Event of Default (as such terms are defined in the Amended Credit Facility) shall have occurred and be continuing;

        (e) the Purchaser shall have delivered to the Seller an opinion of counsel to the Purchaser with respect to the transactions contemplated hereby, in the form attached hereto as Exhibit 7.1; and

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        (f) the Purchaser has paid to the Trustee the amount of $6,928,788.75 representing the amount of interest due and payable on April 1, 2003 on the Senior Subordinated Notes, assuming the purchase of the Notes has been consummated in accordance with this Agreement.

                                    ARTICLE 8

                               CLOSING DELIVERIES

     SECTION 8.1 Closing Deliveries. On the Closing Date, subject to the satisfaction of the conditions set forth in Section 7.1, the Seller shall deliver and transfer title to the Notes to the Purchaser.

                                    ARTICLE 9

                                 INDEMNIFICATION

     SECTION 9.1 Indemnification by the Purchaser.

        (a) The Purchaser agrees to indemnify, defend and hold harmless the Seller, its members, shareholders and affiliates and each of the Seller's and their respective Representatives (each, an "Indemnified Seller Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees (not to exceed $500,000 in the aggregate), expenses, contributions and disbursements of any kind, including amounts paid in settlement ("Losses"), joint or several, whether in law or equity and whether sounding in contract or tort, insofar as such Losses (or actions in respect thereof) are incurred by, asserted or awarded against or imposed upon any Indemnified Seller Party as a result of or in connection with or relating to any investigation, litigation or proceeding brought by any Person (other than an Indemnified Seller Party), or the preparation of any defense with respect thereto, in each case arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, except to the extent the Indemnified Seller Party is an Indemnifying Party pursuant to Section 9.2 hereof or such Losses are found in a final non-appealable judgment by a Court of competent jurisdiction to have resulted from such Indemnified Seller Party's gross negligence or willful misconduct. In no event will any Indemnified Seller Party be entitled to indemnification hereunder with respect to any actions taken by any Indemnified Seller Party in connection with the purchase of the Notes by any Indemnified Seller Party. No Indemnified Seller Party shall be entitled to any recovery from the Purchaser in accordance with the provisions of this Section 9.1 unless and until the amount of such Losses suffered, sustained, or incurred by the Indemnified Seller Parties shall exceed one million dollars ($1,000,000.00) in the aggregate (the "Basket Amount"), and then only with respect to the excess over the Basket Amount.

        (b) Promptly after receipt by an Indemnified Seller Party of notice of the commencement of any action or proceeding (including any governmental action), such Indemnified Seller Party will, if a claim in respect thereof is to be made against the Purchaser under this Section 9.1, deliver to the Purchaser a written notice of the commencement thereof provided, that no failure to give or delay in giving such notice shall relieve the Purchaser from any of its indemnification obligations hereunder except to the extent such obligations could have been reduced or avoided in the absence of such failure or delay. The Purchaser shall have the right to participate in, and, to the

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extent the Purchaser so desires, to assume the defense with respect to any such claim with counsel mutually satisfactory to the Parties; provided, however, that an Indemnified Seller Party (together with all other Indemnified Seller Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Purchaser, if representation of such Indemnified Seller Party by the counsel retained by the Purchaser would be inappropriate due to actual or potential differing interests between such Indemnified Seller Party and any other party represented by such counsel in such proceeding.

        (c) If the indemnification provided for in this Section 9.1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Seller Party with respect to any Losses, then the Purchaser, in lieu of indemnifying such Indemnified Seller Party hereunder, shall contribute to the amount paid or payable by such Indemnified Seller Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Purchaser on the one hand and of the Indemnified Seller Party on the other in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations.]

     SECTION 9.2  Indemnification by the Parties.

        (a) Each of the Parties (an "Indemnifying Party") agrees to indemnify and hold harmless the other Party, its members, shareholders and affiliates and its and their respective Representatives (together with the Indemnified Seller Parties, the "Indemnified Parties") from and against any Losses which may be imposed upon, incurred by or asserted against the other Party in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by the Indemnifying Party contained herein or otherwise relating to or arising out of the transactions contemplated hereby.

        (b) The Purchaser further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Purchaser or any of its members, shareholders or affiliates or any of its or their Representatives, for or in connection with the transactions contemplated hereby or other actions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a Court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

     SECTION 9.3 Survival and Limitations. The parties' right to indemnification under the provisions of Sections 9.1 and 9.2 shall survive through September 27, 2006.

                                   ARTICLE 10

                                  MISCELLANEOUS

     SECTION 10.1 Survival. All representations and warranties made in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the purchase and sale of the Notes pursuant hereto.

     SECTION 10.2 Waiver of Setoff Rights. The Purchaser for itself and for its Subsidiaries, Affiliates, successors and assigns hereby unconditionally and irrevocably waives any and all rights to setoff against the Purchase Price and any claims that the Purchaser may have against the Seller or any other Affiliate of any of the foregoing.

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     SECTION 10.3 Notices. Unless otherwise provided in this Agreement, any notice, request, instruction or other communication to be given hereunder by either Party to the other shall be in writing and (a) delivered personally, (b) mailed by first-class mail, postage prepaid, (such mailed notice to be effective four days after the date it is mailed) or (c) sent by facsimile transmission, with a confirmation sent by way of one of the above methods, as follows:

                  If to the Seller, addressed to:

                  Farallon Capital Management, LLC
                  One Maritime Plaza
                  Suite 1325
                  San Francisco, California 94115
                  Attn:    Derek Schrier
                  Facsimile:  (415) 421-2133

                  With a copy to:

                  Weil, Gotshal & Manges LLP
                  700 Louisiana, Suite 1600
                  Houston, Texas 77002
                  Attn:    Steven D. Rubin
                  Facsimile:  (713) 224-9511

                  If to the Purchaser, addressed to:

                  Mission Resources Corporation
                  1331 Lamar, Suite 1445
                  Houston, Texas 77010
                  Attn:
                  Facsimile:

                  With a copy to:

                  Porter & Hedges, L.L.P.
                  700 Louisiana, 35th Floor
                  Houston, Texas 77002
                  Attn:  Robert G. Reedy
                  Facsimile No.: (713) 226-0274

Either Party may designate in a writing to the other Party any other address or facsimile number to which, and any other Person to whom or which, a copy of any such notice, request, instruction or other communication should be sent.

     SECTION 10.4 Choice of Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction and irrespective of any choice of law provision that would require application of the law of any other jurisdiction.

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     SECTION 10.5  WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPOSED TRANSACTION OR THE ACTIONS OF EITHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     SECTION 10.6 Submission To Jurisdiction; Waivers. The Purchaser hereby irrevocably:

        (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Purchaser at its address set forth in Section 10.3 or at such other address of which the Seller shall have been notified pursuant thereto;

        (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     SECTION 10.7  Expenses. The Purchaser shall be responsible for and bear all

     SECTION 10.8 reasonable fees, out-of-pocket costs and expenses of the Seller incurred in connection with the negotiation, preparation and execution of the this Agreement (including reasonable attorney's fees and out-of-pocket expenses) and the repurchase by the Purchaser of the Notes, and the Purchaser will promptly pay the same upon receipt of reasonable documentation with respect thereto.

     SECTION 10.9 No Consequential or Punitive Damages. Neither Party hereto (or any of their respective Affiliates) shall, under any circumstance, be liable to the other Party (or its Affiliates) for any consequential, exemplary, special, indirect, incidental or punitive damages claimed by such other Party under the terms of or due to any breach of this Agreement, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity.

     SECTION 10.10 Titles. The headings of the articles and sections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

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     SECTION 10.11 Waiver. No failure of a Party to require, and no delay by a
Party in requiring, the other Party to comply with any provision of this Agreement shall constitute a waiver of the right to require such compliance. No failure of a Party to exercise, and no delay by a Party in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Party of any right or remedy under this Agreement shall be effective unless made in writing. Any waiver by a Party of any right or remedy under this Agreement shall be limited to the specific instance and shall not constitute a waiver of such right or remedy in the future.

     SECTION 10.12 Binding; Third-Party Beneficiaries. This Agreement shall be binding upon the Parties and upon each of their respective successors and assignees and shall inure to the benefit of, and be enforceable by, each Party and each of their respective successors and assignees; provided, however, that, except as provided for in the following sentence, neither Party shall assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other Party. The Purchaser may assign all or a portion of its rights and obligations under this Agreement to one or more Affiliates of the Purchaser, provided that the Purchaser shall remain liable hereunder notwithstanding any such assignment. Except as set forth in Article 8, nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement.

     SECTION 10.13 Entire Agreement. This Agreement and Sections 5(a) and 6 of the Letter Agreement contains the entire agreement between the Parties with respect to the subject of this Agreement, and supersedes each course of conduct previously pursued, accepted or acquiesced in, and each written and oral agreement and representation previously made, by the Parties with respect thereto, whether or not relied or acted upon.

     SECTION 10.14 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.15 Modification. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation made in the future, by the Parties, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement, impair or otherwise affect any obligation of the Parties pursuant to this Agreement or otherwise operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in writing duly executed by each of the Parties.

     SECTION 10.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Either Party may execute this Agreement by facsimile signature and the other Party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such Party. Either Party executing this Agreement by facsimile signature shall immediately forward to the other Party an original signature page by overnight mail or delivery service.

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                           [Signature Page to Follow]

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     IN WITNESS WHEREOF, each of the Purchaser and the Seller have caused to be executed by a duly authorized officer this Agreement on the day and year indicated at the beginning of this Agreement.


                           FARALLON CAPITAL PARTNERS, L.P.
                           FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P. FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P. FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P. TINICUM PARTNERS, L.P.

                           By: FARALLON PARTNERS, L.L.C., as General Partner



                           By: /s/ Richard B. Fried
                               ----------------------------------------
                               Richard B. Fried
                               Managing Member


                           FARALLON OFFSHORE INVESTORS, INC.


                           By: FARALLON CAPITAL MANAGEMENT, L.L.C., as
                           Authorized Agent and Attorney-in-fact



                           By: /s/ Richard B. Fried
                               ----------------------------------------
                               Richard B. Fried
                               Managing Member


                           MISSION RESOURCES CORPORATION



                           By: /s/ Richard W. Piacenti
                               ----------------------------------------
                               Richard W. Piacenti
                               Senior Vice President and Chief Financial Officer

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